SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 15, 2009 (December 13, 2009)

XTO ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10662	75-2347769
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

810 Houston Street, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 870-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

XTO Energy Inc., a Delaware corporation (the “Company”), Exxon Mobil Corporation, a New Jersey corporation (“ExxonMobil”), and ExxonMobil Investment Corporation, a Delaware corporation and direct wholly-owned subsidiary of ExxonMobil (“Merger Sub”), have entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 13, 2009. Pursuant to the Merger Agreement and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of ExxonMobil.

As a result of the Merger, each outstanding share of the Company’s common stock, including shares of Company common stock relating to restricted stock awards and performance share awards, will be converted into the right to receive 0.7098 shares of common stock of ExxonMobil (the “Exchange Ratio”). Options to purchase Company common stock will be converted into options to purchase shares of ExxonMobil common stock, with the number of shares of Company common stock subject to the option, and the option’s exercise price, adjusted based on the Exchange Ratio.

The completion of the Merger is subject to certain conditions, including, among others (i) adoption of the Merger Agreement by the Company’s stockholders, (ii) the absence of certain legal impediments to the consummation of the Merger, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and obtaining antitrust approval in the Netherlands, (iv) subject to certain materiality exceptions, the accuracy of the representations and warranties made by the Company and ExxonMobil, respectively, and compliance by the Company and ExxonMobil with their respective obligations under the Merger Agreement and (v) declaration of the effectiveness by the Securities and Exchange Commission of the Registration Statement on Form S-4 to be filed by ExxonMobil.

Each of the Company and ExxonMobil has made representations and warranties in the Merger Agreement. The Company has also agreed to various covenants and agreements, including, among other things (i) to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the closing of the Merger and (ii) not to solicit alternate transactions. ExxonMobil has also agreed to various covenants and agreements, including among other things to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the closing of the Merger.

The Merger Agreement contains specified termination rights for the parties. If (i) the Company’s board of directors changes its recommendation that its stockholders approve the Merger (either as a result of receiving a Superior Proposal (as defined in the Merger Agreement) or as a result of an Intervening Event (as defined in the Merger Agreement)), (ii) the Company’s board of directors fails to reaffirm its recommendation that its stockholders approve the Merger following a request from ExxonMobil to do so or (iii) the Company intentionally and materially breaches its non-solicitation obligations or its obligations to call a stockholders’ meeting then ExxonMobil could terminate the Merger Agreement, in which case the Company would be required to pay ExxonMobil a $900 million termination fee (the “Termination Fee”). The Company would also be required to pay ExxonMobil the Termination Fee if (1) the Merger Agreement is terminated due to either the failure of the Merger to be consummated by September 15, 2010 (or, in the event that closing has not occurred because certain regulatory approvals have not been obtained, December 31, 2010) or the failure of the Company’s stockholders to approve the Merger, (2) prior to the termination of the Merger Agreement the Company receives an Acquisition Proposal (as defined in the Merger Agreement) and (3) within twelve months following such termination, the Company enters into a definitive agreement with a third party with respect to any Acquisition Proposal, recommends that its stockholders approve an Acquisition Proposal or an Acquisition Proposal is consummated.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement incorporated by reference as an exhibit to this Form 8-K contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties were made solely for the benefit of the other parties to the Merger Agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Consulting Agreements & Amendments to Share Grant Agreements

In connection with the Merger and pursuant to negotiations with ExxonMobil, Messrs. Simpson, Hutton, Vennerberg, Baldwin and Petrus (each an “Officer” and collectively, the “Officers”) have agreed to waive their employment and change in control protections under their existing arrangements with the Company and enter into consulting agreements with the Company and ExxonMobil (the “Consulting Agreements”) which were executed on December 13, 2009 and will become effective at the time of the Merger. Pursuant to their existing employment agreements (for Messrs. Simpson, Hutton and Vennerberg) or the Third Amended and Restated Management Group Employee Severance Protection Plan (for Messrs. Baldwin and Petrus), upon the occurrence of a change in control transaction, which would include the Merger, each of the Officers was entitled to receive a lump sum cash payment, within 45 days after the change in control, generally equal to three times (2.5 times for Messrs. Baldwin and Petrus) the sum of his (1) annual base salary, (2) annual cash bonus, and (3) for Mr. Simpson only, annual grant of the Company’s common stock (the “Change in Control Payments”). Each Officer, other than Mr. Simpson, was also entitled to receive a gross-up payment (the “Gross-Up Payment”) for any excise taxes imposed under Section 280G of the Internal Revenue Code (“280G Excise Taxes”). In connection with entering into the Consulting Agreements, each Officer generally agreed to (i) waive his right to receive a portion of the Change in Control Payments; (ii) subject all or a portion of the remainder of his Change in Control Payments, as retention payments, to the continued performance of consulting services and continued compliance with agreed restrictive covenants (relating to confidentiality, noncompetition and nonsolicitation) and (iii) relinquish his right to any Gross-Up Payment due.

The waiver of the existing arrangements and effectiveness of the new Consulting Agreements among the Officers, the Company and ExxonMobil will be contingent on the closing of the Merger. Under the Consulting Agreements, the Officers will retire as employees of the Company upon completion of the Merger and continue to serve the Company thereafter as consultants on a full time basis. The initial term of the Consulting Agreements will end, unless earlier terminated, on the first anniversary of the Merger (the “Initial Term”). The Consulting Agreements are each renewable for an additional one-year period upon the mutual agreement of the Officer and ExxonMobil, in consultation with the Company.

The Company will provide each Officer with an annual consulting fee (the “Consulting Fee”) equal to one-half of the Officer’s current base salary. Each Officer will also be entitled to receive an annual cash bonus (the “Completion Bonus”) equal to one-half of the Officer’s current base salary, generally subject to the Officer’s continued service to the payment date (for reference, the Officers’ current base salaries are: Simpson - $3,600,000; Hutton - $1,400,000; Vennernerg - $900,000; Baldwin - $500,000; Petrus - $475,000). Also under the Consulting Agreements, ExxonMobil has agreed to provide each Officer with a one-time grant of restricted ExxonMobil common stock or stock units (the “Restricted Equity”) having a grant date fair market value equal to 100% of the Officer’s current base salary. One-half of the Restricted Equity will vest on the first anniversary of the Merger and one-half will vest on either the second anniversary of the Merger, or, if the Initial Term is extended, on the third anniversary of the Merger, in either case subject to service requirements and the Officer’s continued compliance with the applicable restrictive covenants through the applicable vesting date.

In lieu of the payment Mr. Simpson otherwise would have received in connection with the Merger under his existing employment agreement, Mr. Simpson will receive, pursuant to his Consulting Agreement, a lump sum cash payment within five days after the Merger in an amount equal to $10,800,000 (which equals three times his current base salary). In addition, Mr. Simpson will be entitled to receive a retention payment, payable in equal installments at six and twelve months after the Merger, generally subject to Mr. Simpson’s continued performance of consulting services through the payment date. Mr. Simpson’s retention payment, which relates to his annual grant of the Company’s common stock, will equal up to $24,750,000.

In lieu of payments each of the Officers, other than Mr. Simpson, would have received in connection with the Merger under either an existing employment agreement or the terms of the Third Amended and Restated Management Group Employee Severance Protection Plan, each of the Officers (other than Mr. Simpson and Mr. Petrus) will be entitled to receive a retention payment, payable in equal installments at six and twelve months after the Merger, generally subject to the Officer’s continued performance of consulting services to the payment date. The payment for the Officers, which relates to the amount of the Change in Control Payments, will equal an amount up to the following: Mr. Hutton, $10,913,662; Mr. Vennerberg, $6,172,817; and Mr. Baldwin, $2,591,527. Mr. Petrus will not receive a retention payment.

Under pre-existing Amended and Restated Agreements for Grant (the “Grant Agreements”) with the Company, each of the Officers was entitled certain additional lump sum cash payments in the event of a change in control transaction, which would include the Merger. On December 13, 2009, the Grant Agreements were amended to provide that the lump sum cash payments due thereunder in connection with the Merger will be made in the form of shares of the Company’s common stock immediately prior to completion of the Merger (the “Shares”). The number of Shares is as follows: Mr. Simpson, 833,333 Shares; Mr. Hutton, 687,500 Shares; Mr. Vennerberg, 583,333 Shares; Mr. Baldwin, 166,667 Shares; and Mr. Petrus 156,250 Shares.

Each Officer has agreed pursuant to the terms of the Consulting Agreements and the Grant Agreement amendments that, instead of receiving a Gross-Up Payment for any 280G Excise Taxes that might apply to the amounts the Officer is entitled to receive in connection with Merger, the combined amount of the Shares and the retention payment will be subject to an added reduction, if necessary, so that the total value of this combined amount, when added to the value of other equity awards granted to the Officer which are vesting in connection with the Merger and, for Mr. Simpson, his lump sum payment, does not exceed 90% of the amount that could be provided to the Officer without the imposition of 280G Excise Taxes.

Upon termination of an Officer’s services as a consultant either by the Company without “Cause” or by the Officer with “Good Reason” (each as defined in the Consulting Agreements) or upon an Officer’s death or disability, the Officer will be entitled to receive (1) a lump sum cash payment equal to the unpaid portion of the Consulting Fee, and the Completion Bonus for the current term, and the unpaid portion of the retention payment and (2) in the case of all Officers other than Mr. Simpson, accelerated vesting of any unvested equity awards which were granted prior to the Merger.

The foregoing description of the Consulting Agreements and amendments to the Grant Agreements is not complete and is subject to and qualified in its entirety by reference to the

Consulting Agreements and amendments to the Grant Agreements, a copy of each of which is filed as Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, 99.6, 99.7, 99.8, 99.9 and 99.10 hereto and the terms of which are incorporated herein by reference.

Waiver of Rights Under Outside Directors Severance Plan

The Outside Directors Severance Plan provides that, upon a change in control, each non-employee director will receive a lump sum cash payment equal to three times the sum of the annual cash retainer and value of the Company’s common stock most recently granted to the non-employee director. In February 2009, each non-employee director received a grant of 4,166 fully vested shares of the Company’s common stock. The non-employee directors received an annual cash retainer of $180,000 in respect of services performed in 2009.

On December 13, 2009, each non-employee member of the Company’s board of directors voluntarily waived his right to receive the payments that otherwise would have become payable to him upon the completion of the Merger under the XTO Energy Inc. Amended and Restated Outside Directors Severance Plan. Absent such waiver, based on the closing price of the Company’s common stock on December 1, 2009 ($42.93), each non-employee director would have become entitled to receive a lump sum cash payment of approximately $1,000,000 upon completion of the Merger.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. ExxonMobil will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement of the Company that also constitutes a prospectus of ExxonMobil. ExxonMobil and the Company also plan to file other documents with the SEC regarding the proposed agreement. A definitive proxy statement/prospectus will be mailed to stockholders of the Company. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about ExxonMobil and the Company, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by ExxonMobil will be available free of charge on ExxonMobil’s internet website at www.exxonmobil.com under the tab “investors” and then under the tab “SEC Filings” or by contacting ExxonMobil’s Investor Relations Department at 972-444-1156. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at www.xtoenergy.com under the tab “Investor Relations” and then under the tab “SEC Filings” or by contacting the Company’s Investor Relations Department at 817-870-2800.

ExxonMobil, the Company, their respective directors and certain of their executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on April 17, 2009. Information about the directors and executive officers of ExxonMobil is set forth in its proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on April 13, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements may concern, among other things, future plans, projections, events or conditions. Such statements are based upon the current beliefs and expectations of ExxonMobil’s and the Company’s management and are subject to significant risks and uncertainties that could cause actual results to differ materially from those set forth in such forward-looking statements. Such risks and uncertainties include, but are not limited to: the timing to consummate the proposed merger; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the possibility that the expected synergies from the proposed merger will not be realized, or will not be realized within the expected time period; the failure of the Company’s stockholders to approve the merger; ExxonMobil’s ability to promptly and effectively integrate the Company’s businesses; and the diversion of management time on merger-related issues. Other factors that could materially affect ExxonMobil’s and the Company’s actual results, including the timing and extent of changes in oil and gas prices, changes in underlying demand for oil and gas; the timing and results of drilling activity; delays in completing production; treatment and transportation facilities; higher than expected production costs and other expenses; pipeline curtailments by third-parties; general market conditions; and other factors discussed under the heading “Factors Affecting Future Results” on ExxonMobil’s website, in Item 1A of ExxonMobil’s 2008 Form 10-K and in Item 1A of the Company’s 2008 Form 10-K. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of ExxonMobil or the Company. Neither ExxonMobil nor the Company assumes any duty to update these statements as of any future date or revise any forward-looking statements. The information contained on the Company’s website and ExxonMobil’s website are not part of this communication.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of December 13, 2009 among XTO Energy Inc., Exxon Mobil Corporation and ExxonMobil Investment Corporation

99.1	Consulting Agreement, dated as of December 13, 2009, by and among XTO Energy Inc., Exxon Mobil Corporation and Bob R. Simpson

99.2	Consulting Agreement, dated as of December 13, 2009, by and among XTO Energy Inc., Exxon Mobil Corporation and Keith A. Hutton

99.3	Consulting Agreement, dated as of December 13, 2009, by and among XTO Energy Inc., Exxon Mobil Corporation and Vaughn O. Vennerberg, II

99.4	Consulting Agreement, dated as of December 13, 2009, by and among XTO Energy Inc., Exxon Mobil Corporation and Louis G. Baldwin

99.5	Consulting Agreement, dated as of December 13, 2009, by and among XTO Energy Inc., Exxon Mobil Corporation and Timothy L. Petrus

99.6	Amendment to Agreement of Grant, dated December 13, 2009, between XTO Energy Inc. and Bob R. Simpson

99.7	Amendment to Agreement of Grant, dated December 13, 2009, between XTO Energy Inc. and Keith A. Hutton

99.8	Amendment to Agreement of Grant, dated December 13, 2009, between XTO Energy Inc. and Vaughn O. Vennerberg, II

99.9	Amendment to Agreement of Grant, dated December 13, 2009, between XTO Energy Inc. and Louis G. Baldwin

99.10	Amendment to Agreement of Grant, dated December 13, 2009, between XTO Energy Inc. and Timothy L. Petrus

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: December 15, 2009	By:	/S/ BENNIE G. KNIFFEN
	Name:	Bennie G. Kniffen
	Title:	Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of December 13, 2009 among XTO Energy Inc., Exxon Mobil Corporation and ExxonMobil Investment Corporation

99.1	Consulting Agreement, dated as of December 13, 2009, by and among XTO Energy Inc., Exxon Mobil Corporation and Bob R. Simpson

99.2	Consulting Agreement, dated as of December 13, 2009, by and among XTO Energy Inc., Exxon Mobil Corporation and Keith A. Hutton

99.3	Consulting Agreement, dated as of December 13, 2009, by and among XTO Energy Inc., Exxon Mobil Corporation and Vaughn O. Vennerberg, II

99.4	Consulting Agreement, dated as of December 13, 2009, by and among XTO Energy Inc., Exxon Mobil Corporation and Louis G. Baldwin

99.5	Consulting Agreement, dated as of December 13, 2009, by and among XTO Energy Inc., Exxon Mobil Corporation and Timothy L. Petrus

99.6	Amendment to Agreement of Grant, dated December 13, 2009, between XTO Energy Inc. and Bob R. Simpson

99.7	Amendment to Agreement of Grant, dated December 13, 2009, between XTO Energy Inc. and Keith A. Hutton

99.8	Amendment to Agreement of Grant, dated December 13, 2009, between XTO Energy Inc. and Vaughn O. Vennerberg, II

99.9	Amendment to Agreement of Grant, dated December 13, 2009, between XTO Energy Inc. and Louis G. Baldwin

99.10	Amendment to Agreement of Grant, dated December 13, 2009, between XTO Energy Inc. and Timothy L. Petrus